Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-160822) and Form S-3 (No. 333-164605, No. 333-169815 and No. 333-205927) of American Lorain Corporation of our report dated April 14, 2016 with respect to the consolidated financial statements of American Lorain Corporation, which report appears in this Annual Report on Form 10-K of American Lorain Corporation of the year ended December 31, 2015.

/s/ WWC, Professional Corporation
San Mateo, California	WWC, Professional Corporation
April 14, 2016	Certified Public Accountants